December 22, 1994



Salick Health Care, Inc.
8201 Beverly Blvd.
Los Angeles, CA  90048-4520

Atkemix Thirty-nine Inc.
c/o Zeneca Inc.
1800 Concord Pike
Wilmington, DE  19897

  Re:     Beverly Boulevard Property
          --------------------------

Dear Ladies and Gentlemen:

  This letter sets forth the understandings and agreements between Salick Health Care, Inc., a Delaware corporation, Atkemix Thirty-nine, Inc., a Delaware corporation ("Atkemix"), Bernard Salick, Trustee of the Bernard and Gloria Salick Trust, dated April 24, 1979, as amended, a trust existing under the laws of the State of California, (the "Trust"), Dr. Bernard Salick, a resident of the State of California, and Gloria Salick, a resident of the State of California (the Trust, Dr. Bernard Salick and Gloria Salick collectively, "B&G Salick") in connection with the real property and improvements commonly known as 8201 Beverly Boulevard, Los Angeles, CA 90048 (the "Beverly Boulevard Property"). Each capitalized term used herein and not otherwise defined herein shall have the meaning provided therefor in the Agreement and Plan of Merger (the "Merger Agreement") among Salick Health Care, Inc., Zeneca Limited and Atkemix Thirty-nine Inc. dated as of the date hereof.

  1.  Option Notice.  The parties hereto agree that, subject to Section 2
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hereof, before the Effective Time B&G Salick shall elect, by written notice to the Company (the "Option Notice"), either of the following two options, which election shall be at B&G Salick's sole discretion:

  A.  Option 1.  B&G Salick will continue to own the Beverly Boulevard Property,
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in which event the Lease dated May 15, 1991 by and between B&G Salick as Lessor and the Company as Lessee, as modified (the "Lease") shall continue in full force and effect without amendment to any of the terms thereof, provided that
                                                                --------
B&G Salick would waive any rights (including, without limitation, under paragraph 4 of the Modification to Lease Agreement dated June 20, 1991 (the "Modification") to require the Surviving Corporation to purchase the Beverly Boulevard Property as a result of the transactions contemplated by the Merger (including, without limitation, acquisition by Buyer of all capital stock of the Surviving Corporation outstanding after the Effective Time) but without waiving their right under paragraph 4 of the Modification as to any future events of change of control. This transaction shall be referred to as "Option 1."

  B.  Option 2.  B&G Salick shall convey the Beverly Boulevard Property to the
      --------
Surviving Corporation, and the Surviving Corporation shall purchase the Beverly Boulevard Property on the terms and conditions set forth in paragraph 4 of the Modification except that (w) the purchase price of the Beverly Boulevard Property, which is the result of an arm's-length negotiation, shall be $14,650,000 in cash; (x) the closing of the conveyance and purchase of the Beverly Boulevard Property from B&G Salick to the Surviving Corporation shall occur on the earlier of (A) 120 days after the Effective Time or (B) the date set forth in a notice from B&G Salick to the Surviving Corporation of a date for such closing, which date shall be not less than 10 business days after such notice from B&G Salick to the Surviving Corporation; (y) B&G Salick intend to effect the conveyance of the Beverly Boulevard Property to the Surviving Corporation by means of a tax-deferred

                                EXHIBIT 10(j-1)
exchange meeting all of the requirements of Section 1031 of the Code and reserve the right to convey the Beverly Boulevard Property to a third party who would be required to sell the Beverly Boulevard Property to the Surviving Corporation on the terms set forth in this Option 2; and (z) the conveyance of the Beverly Boulevard Property to the Surviving Corporation shall be effected through an escrow at City National Bank and each party shall share the escrow and title charges in accordance with customary practices for real estate transactions in Los Angeles County, California. Until the Closing, the Surviving Corporation will continue to pay rent and perform its obligations under the Lease and rent shall be prorated through the date of close of escrow. This transaction shall be referred to as "Option 2."

  2.  Option Election.  In the event B&G Salick fail to give the Surviving
      ---------------
Corporation the Option Notice on or before the Effective Time, then B&G Salick shall be deemed to have elected Option 1. In the event B&G Salick elect Option 2, Surviving Corporation shall purchase the Beverly Boulevard Property "AS IS, WHERE IS, WITH ALL FAULTS" without representations or warranties, other than a grant deed. In the event B&G Salick elect Option 2, the Surviving Corporation shall not be required, as part of such exchange, to take title to any other real property other than the Beverly Boulevard Property or to incur any additional escrow, title or other charges as a result of the exchange but the Surviving Corporation agrees to cooperate with B&G Salick in such a tax-deferred exchange, including purchasing the Beverly Boulevard Property from a third party who acquired it from B&G Salick. In the event B&G Salick elect Option 2 but fail to effect an exchange, the conveyance of the Beverly Boulevard Property to the Surviving Corporation shall nevertheless be effected on terms described above within 120 days of the Effective Time as a straight purchase and sale between B&G Salick and the Surviving Corporation.

  3.  Representations.  Each party to this letter agreement represents and
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warrants that the execution, delivery and performance by such party to this letter agreement (A) are within such party's powers, (B) in the case of corporate parties, have been duly authorized by any necessary corporate action and (C) require no material consents or approvals.

  4.  Broker's Fees.  No real estate broker or investment banker, broker or
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finder is entitled to a commission or fee in respect of the Beverly Boulevard
Property based upon any arrangement or agreement made by or on behalf of Bernard Salick, Gloria Salick, the Trust or Atkemix.

  5.  Amendments; Termination.  (a) This letter agreement may not be modified,
      -----------------------
amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

  (b) This letter agreement shall terminate on the date of the termination of the Merger Agreement in accordance with its terms.

  6.  Governing Law.  This letter agreement shall be governed by and construed
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in accordance with the laws of the State of New York without regard to its conflict of law provisions.

  7.  Costs and Expenses.  Except as otherwise provided for herein, all costs
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and expenses incurred in connection with this letter agreement shall be paid for by the party incurring such cost or expense.

  8.  Limited Obligation.  Other than pursuant to the Merger Agreement, Atkemix
      ------------------
undertakes no obligation to buy the Beverly Boulevard Property or any other obligation whatsoever in respect of the Beverly Boulevard Property.

                                EXHIBIT 10(j-1)

  9.  Counterparts.  This letter agreement may be executed in two or more
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counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

  10. Entire Agreement.  This letter agreement contains the entire agreement of
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the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior understandings and agreements (oral and written) of the parties with respect to the subject matter hereof.

  If the foregoing correctly sets forth the understanding between you and us, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                             Very truly yours,



                                             /s/  Bernard Salick
                                             --------------------------------
                                             BERNARD SALICK, individually



                                             /s/  Gloria Salick
                                             --------------------------------
                                             GLORIA SALICK, individually



                                             /s/ Bernard Salick
                                             -------------------------------
                                             BERNARD SALICK, as sole
                                              trustee of Bernard and
                                              Gloria Salick Trust
Accepted and agreed:

SALICK HEALTH CARE, INC.



By:  /s/  Leslie F. Bell
     ----------------------------
  Title:  Executive Vice President,
          Chief Financial Officer &
             Secretary

ATKEMIX THIRTY-NINE INC.



By:  /s/  Glenn Englemann
     ----------------------------
  Title:  Vice President

                                EXHIBIT 10(j-1)